UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2012

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On February 10, 2012, the board of directors of Resource Real Estate Opportunity REIT, Inc. (the “Company,” “we,” “our,” or “us”) declared a stock distribution of 0.015 shares of our common stock, $0.01 par value per share (“Common Stock”), or 1.5% of each outstanding share of Common Stock to the stockholders of record at the close of business on March 31, 2012. Such stock distributions are to be paid on April 13, 2012.

We believe that the stock distribution should be a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” Common Stock should be computed by dividing the adjusted tax basis of the old Common Stock by the total number of shares, old and new. The holding period of the Common Stock received in such a non-taxable distribution is expected to begin on the date the taxpayer acquired the Common Stock which is the date that the distribution was made. Stockholders should consult their own tax advisors regarding the tax consequences of this stock distribution.

Item 8.01.	Other Events.

As previously disclosed in Item 2.01 of our Form 8-K filed with the Securities and Exchange Commission on October 25, 2011, on October 21, 2011, we, through a wholly owned subsidiary, purchased, at a discount, a non-performing promissory note (the “Note”) secured by a first priority mortgage on a student housing community known as the Campus Club Apartments (“Campus Club”). The contract purchase price for the Note was $8.3 million, excluding closing costs, and was funded with proceeds from our ongoing public offering.

At the time of our acquisition of the Note, the borrower was in default. Upon acquisition of the Note, we contacted the borrower but were unsuccessful in any attempt to restructure the loan or negotiate a discounted payoff of the Note and therefore, we scheduled a foreclosure sale of the collateral, a 256-bed student housing community located in Tampa, Florida. On February 9, 2012, we were the successful bidder at the foreclosure sale of the property. Title to Campus Club will be transferred to us on or about February 20, 2012.

Campus Club is comprised of three buildings that contain a total of 64 four-bedroom suites and has an effective occupancy of 99%. Campus Club services the University of South Florida and offers tenants amenities including a fitness center, clubhouse, pool, tanning salon, business center, and game room.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: February 15, 2012	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)